SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 16, 2015

The Priceline Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-36691	06-1528493
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Connecticut Avenue, Norwalk, Connecticut	06854
(Address of principal office)	(zip code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4c under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Lynn Vojvodich has been appointed to the Board of Directors of The Priceline Group Inc. (the "Company"), effective January 1, 2016.

Since 2013, Ms. Vojvodich has served as Chief Marketing Officer of salesforce.com, inc. Prior to her role at Salesforce, Ms. Vojvodich was a partner at Andreesen Horowitz, a venture capital firm. Ms. Vojvodich has also held various positions with Bain & Company, Microsoft and Terracotta. She began her career as a mechanical engineer after receiving her undergraduate degree at Stanford University in Product Design and Mechanical Engineering. Ms. Vojvodich also holds an MBA degree from Harvard Business School.

In consideration of her services as a member of the Company's Board of Directors and any Board committees, Ms. Vojvodich will be compensated in accordance with the Company's non-employee director compensation program as in effect from time to time.

The Company issued a press release on December 21, 2015 announcing Ms. Vojvodich's appointment, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit    Description

99.1	Press Release.

The information in Exhibit 99.1 shall not be treated as "filed" for purposes of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PRICELINE GROUP INC.

By:	/s/ Peter J. Millones
	Name:	Peter J. Millones
	Title:	Executive Vice President, General Counsel and Secretary

Date:  December 21, 2015

EXHIBIT INDEX

Exhibit No.    Description

99.1	Press Release.